SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): August 5, 1998

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

             Florida                 333-29015           59-2346270
         (State or other            (Commission       (I.R.S. Employer
           jurisdiction             File Number)      Identification No.)
         of incorporation)

               2 CLINTON SQUARE
             SYRACUSE, NEW YORK                        10281
  (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088


                      INFORMATION TO BE INCLUDED IN REPORT


Item 1.   Changes in Control of Registrant

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets

          Not Applicable.

Item 3.   Bankruptcy or Receivership

          Not Applicable.






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Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable.

Item 5.   Other Events

          On August 5, 1998, Resort Funding, Inc., a wholly owned subsidiary of Equivest Finance, Inc., filed with the Bankruptcy Court for the Northern District of New York the Notice of Motion by Resort Funding, Inc. to Correct Order and the Motion by Resort Funding, Inc. to Correct Order (attached hereto as an Exhibit) with respect to certain matters that will affect Equivest Finance, Inc.

Item 6.   Resignation of Registrant's Directors

          Not Applicable.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired.

               Not Applicable.

          (b) Pro forma financial information.

               Not Applicable.

          (c)  Exhibits.

               The following exhibits are being filed herewith:

               Item 601(a)
               of Regulation S-K
               Exhibit No.              Description
               -----------              -----------

                       99 Notice of Motion to Correct Order and Motion to Correct Order for an order pursuant to Federal Rule of Civil Procedure 60(b) and Federal Rule of Bankruptcy Procedure 9024 to correct certain mistakes by Resort Funding, Inc. which were incorporated into the Court's Order, dated November 24, 1997.


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Item 8.   Change in Fiscal Year

          Not Applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not Applicable.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EQUIVEST FINANCE, INC.


Date: August 12, 1998      By: /s/ Richard C. Breeden
                              ----------------------
                              Name:   Richard C. Breeden
                              Title:  Chairman and Chief Executive Officer


                                INDEX TO EXHIBITS

Exhibit No.              Description
-----------              -----------

99 Notice of Motion to Correct Order and Motion to Correct Order for an order pursuant to Federal Rule of Civil Procedure 60(b) and Federal Rule of Bankruptcy Procedure 9024 to correct certain mistakes by Resort Funding, Inc. which were incorporated into the Court's Order, dated November 24, 1997.



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